Exhibit 99.1

FOR IMMEDIATE RELEASE:

MEDALLION FINANCIAL CORP. REPORTS 2026 THIRD QUARTER RESULTS

NEW YORK, NY – October 29, 2026 – Medallion Financial Corp. (NASDAQ: MFIN) (“Medallion” or the “Company”), a specialty finance company that originates and services loans in various consumer and commercial industries, along with offering loan origination services to fintech strategic partners, today announced its financial results for the quarter ended September 30, 2026.

2026 Third Quarter Highlights

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Total net income attributable to stockholders for the third quarter was $2.4 million, or $0.10 per share, compared to $7.8 million, or $0.32 per share, in the prior year quarter.
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Net interest income grew 5% to $58.4 million from $55.7 million in the prior year quarter.
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Net interest margin (“NIM”) was 7.34% compared to 8.21% in the prior year quarter.
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Loan originations grew 41% to $603.9 million, compared to $427.4 million in the prior year quarter, and included $259.4 million of strategic partnership loan originations in the current quarter, compared to $208.4 million in the prior year quarter.
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Total loan portfolio as of September 30, 2026 was $2.936 billion, up 15% compared to $2.559 billion a year ago.
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Credit loss provision was $30.8 million, compared to $18.6 million in the prior year quarter. The current quarter credit loss provision included approximately $5.6 million related to allowance for credit losses tied to consumer loan growth, compared to $1.9 million in the prior year quarter.
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Net book value per share at September 30, 2026 was $17.73 compared to $17.07 a year ago.
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The Company declared and paid a quarterly cash dividend of $0.14 per share.
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The Company repurchased 483,871 shares of its common stock at an average cost of $11.48 per share for $5.6 million.
•
Subsequent to quarter end, the Board of Directors approved a new $40 million stock repurchase program.

Executive Commentary

Andrew Murstein, President and Chief Executive Officer of Medallion Financial Corp., commented, "Our third quarter results further demonstrate the strength of our consumer lending platform. We continued to grow our loan portfolio, with total assets reaching a record level of more than $3.3 billion. During the quarter, recreation and home improvement loans increased 5% and 7%, respectively, from last quarter. They have grown 16% and 18% over the past twelve months. Total loan originations increased 41% year-over-year to $603.9 million. We are especially pleased with the growth in our home improvement loan origination volume, which grew by 145% in this quarter from last year.

As we’ve said previously, growth at these levels requires us to recognize large upfront day-one provisions, which reduced earnings significantly during the quarter. While these provisions result in an immediate impact on reported earnings, they reflect the expansion of our loan portfolio and position us to generate increased earnings and shareholder value over time. These day-one provisions are a large part of the decrease in earnings this quarter from the prior year.

We were also pleased to have successfully raised an additional $55 million of preferred stock at Medallion Bank through the reopening of our investment grade rated Series G Preferred Stock, underscoring the confidence investors continue to place in our business model and growth strategy. We expect this additional capital to be accretive to our shareholders as we deploy it in our consumer lending business in the coming quarters.

In addition, we repurchased $5.6 million of our common stock during the quarter and, subsequent to quarter end, completed our previously authorized $40 million stock repurchase program. Our board of directors has authorized a new $40 million stock repurchase program; we intend to remain disciplined and opportunistic in repurchasing shares while continuing to support the growth of our business and create long-term shareholder value.

Lastly, we were able to repurchase $15 million of our trust preferred securities in October at a meaningful discount, which will result in a gain on the extinguishment of that debt in the upcoming fourth quarter."

Business Highlights

Recreation Lending

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Originations were $198.2 million during the quarter, up 40% compared to $141.7 million a year ago.
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Recreation loans, including loans held for investment and loans held for sale, grew 16% to $1.853 billion, or 63% of total loans, as of September 30, 2026, compared to $1.603 billion, or 63%, a year ago.
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Average loan size as of September 30, 2026 was $23,000 with a weighted average FICO score, measured at the time of loan origination, of 683.
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Interest income grew 14% to $61.0 million for the quarter, from $53.6 million in the prior year quarter.
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The weighted average interest rate was 15.01% at quarter-end, compared to 15.17% a year ago.
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Recreation loans 90 days or more past due were $11.9 million, or 0.66% of gross recreation loans, as of September 30, 2026, compared to $8.9 million, or 0.57%, a year ago.
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Allowance for credit losses as of September 30, 2026 was 5.30%, compared to 5.10% a year ago.

Home Improvement Lending

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Originations were $146.3 million during the quarter, up 145% compared to $59.7 million a year ago.
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Home improvement loans grew 18% to $947.5 million, or 32% of total loans, as of September 30, 2026, compared to $804.0 million, or 31%, a year ago.
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Average loan size as of September 30, 2026 was $26,500 with a weighted average FICO score, measured at the time of loan origination, of 768.
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Interest income grew 5% to $21.4 million for the quarter, compared to $20.5 million in the prior year quarter.
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The weighted average interest rate was 9.52% at quarter-end, compared to 9.87% a year ago.
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Home improvement loans 90 days or more past due were $1.7 million, or 0.18% of gross home improvement loans, as of September 30, 2026, compared to $1.3 million, or 0.16%, a year ago.
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Allowance for credit losses as of September 30, 2026 was 2.59%, compared to 2.55% a year ago.

Commercial Lending

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Commercial loans were $118.7 million as of September 30, 2026, compared to $135.1 million a year ago.
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Average loan size was $4.0 million as of September 30, 2026, invested across 30 portfolio companies.
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Interest income was $3.2 million for the quarter, compared to $4.2 million in the prior year quarter.
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The average interest rate on the portfolio was 14.36% as of September 30, 2026, compared to 13.71% a year ago.

Strategic Partnerships

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Originations were $259.4 million during the quarter, up 25% compared to $208.4 million a year ago.
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Total strategic partnership loans held for sale as of September 30, 2026 were $15.2 million, compared to $15.3 million a year ago.
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Fees generated from strategic partnerships were $0.8 million for the quarter, compared to $1.0 million in the prior year quarter.
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The average holding period of strategic partnership loans was approximately five days.
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In September 2026, rFinance Credit Company (finance affiliate of Renewal by Andersen) was added as the sixth partner to the strategic partnership program.

Taxi Medallion Lending

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The Company collected $1.7 million of cash on taxi medallion-related assets during the quarter, which resulted in net recoveries and gains of $1.1 million.
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Total net taxi medallion-related assets declined to $3.0 million, a 42% reduction from a year ago, and represented less than 0.1% of the Company’s total assets, as of September 30, 2026.

Average Balances and Rates

The following table presents our consolidated average balance sheets, interest income and expense, and the average interest earning/bearing assets and liabilities and reflects the average yield on assets and average costs on liabilities as of and for the three months ended September 30, 2026 and 2025.

	Three Months Ended September 30,
	2026			2025
(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Interest-earning assets
Interest earning cash equivalents	$67,550	$598	3.51%	$22,094	$177	3.18%
Federal funds sold	134,558	1,292	3.81	71,673	1,046	5.79
Investment securities	67,747	700	4.10	60,900	614	4.00
Loans
Recreation	1,816,101	60,977	13.32	1,579,820	53,565	13.45
Home improvement	926,228	21,403	9.17	802,745	20,453	10.11
Commercial	123,946	3,239	10.37	130,486	4,354	13.24
Taxi medallion	1,240	55	17.60	1,593	91	22.66
Strategic partnerships	16,442	626	15.11	12,794	471	14.67
Total loans	2,883,957	86,300	11.87	2,527,438	78,934	12.39
Total interest-earning assets	$3,153,812	$88,890	11.18%	$2,682,105	$80,771	11.92%
Non-interest-earning assets
Allowance for credit losses	$(128,384)			$(108,719)
Cash	10,052			49,133
Equity investments	8,596			8,903
Loan collateral in process of foreclosure	6,432			8,517
Goodwill and intangible assets	167,603			169,048
Other assets	67,576			61,459
Total non-interest-earning assets	131,875			188,341
Total assets	$3,285,687			$2,870,446
Interest-bearing liabilities
Deposits	$2,424,820	$24,998	4.09%	$2,066,763	$20,502	3.94%
Privately placed notes	190,250	4,185	8.73	146,500	3,166	8.57
SBA debentures and borrowings	72,250	814	4.47	77,750	855	4.36
Trust preferred securities	33,000	514	6.18	33,000	562	6.76
Total interest-bearing liabilities	2,720,320	30,511	4.45	2,324,013	25,085	4.28
Non-interest-bearing liabilities
Deferred tax liability	18,242			18,985
Other liabilities (1)	30,930			23,872
Total non-interest-bearing liabilities	49,172			42,857
Total liabilities	2,769,492			2,366,870
Non-controlling interest	112,991			111,201
Total stockholders’ equity	403,204			392,375
Total liabilities and stockholders’ equity	$3,285,687			$2,870,446
Net interest income		$58,379			$55,686
Net interest margin			7.34%			8.21%
(1)
Includes deferred financing costs of $9.9 million and $9.0 million as of September 30, 2026 and 2025.

Loan Portfolio

The following table provides information regarding the composition of our loan portfolio for the dates presented:

	September 30, 2026		December 31, 2025		September 30, 2025
(Dollars in thousands)	Amount	As a Percent of Total Loans	Amount	As a Percent of Total Loans	Amount	As a Percent of Total Loans
Loans held for investment:
Recreation	$1,852,958	63%	$1,617,221	63%	$1,545,528	60%
Home improvement	947,503	32	810,237	32	804,003	31
Commercial	118,691	4	123,068	5	135,123	5
Taxi medallion	1,209	*	1,179	*	1,509	*
Total loans	2,920,361	99	2,551,705	100	2,486,163	97
Loans held for sale, at lower of amortized cost or fair value:
Recreation	—	—	—	—	57,641	2
Strategic partnership	15,233	*	15,144	*	15,277	*
Total loans held for sale, at lower of amortized cost or fair value	15,233	*	15,144	*	72,918	2
Total loans and loans held for sale	$2,935,594	100%	$2,566,849	100%	$2,559,081	100%

(*) Less than 1%.

Balance Sheet

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Cash and cash equivalents, including investment securities, as of September 30, 2026, were $306.9 million, compared to $212.1 million as of September 30, 2025.
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As of September 30, 2026, total assets were $3.361 billion, up from $2.900 billion as of September 30, 2025.
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As of September 30, 2026, total liabilities were $2.810 billion, up from $2.404 billion as of September 30, 2025.

Capital Allocation

Quarterly Dividend

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The Board of Directors declared a quarterly dividend of $0.14 per share, payable on November 19, 2026, to stockholders of record at the close of business on November 9, 2026.

Dividends Announced	Amount Per Share	Record Date	Payment Date
Q4 2026	$0.14	11/9/2026	11/19/2026
Q3 2026	0.14	8/17/2026	8/31/2026
Q2 2026	0.14	5/11/2026	5/21/2026
Q1 2026	0.12	3/19/2026	3/31/2026
Total: Year 2026	0.54
Total: Year 2025	0.47
Total: Year 2024	0.41
Total: Year 2023	0.34
Total: Year 2022 *	0.32

(*) Dividend reinstated in Q1 2022.

Stock Repurchase Plan

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During the quarter ended September 30, 2026, the Company repurchased 483,871 shares of its common stock at an average cost of $11.48 per share for $5.6 million.
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As of September 30, 2026, the Company had $1.2 million remaining under its $40 million stock repurchase program, all of which was utilized subsequent to quarter end.
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On October 27, 2026, the Board of Directors approved a new stock repurchase plan in the amount of $40 million. Under the repurchase program, we may repurchase our outstanding shares of common stock from time to time in open market or privately-negotiated transactions, including accelerated share repurchase transactions, block trades, or pursuant to 10b5-1 trading plans. Any repurchases will be at management’s discretion and will be subject to market conditions, the price of the Company’s shares and other factors. The stock repurchase program may be modified, suspended or terminated by the Board of Directors at any time.

Conference Call Information

The Company will host a conference call to discuss its third quarter financial results tomorrow, Friday, October 30, 2026, at 9:00 a.m. Eastern time.

In connection with its earnings release, the Company has updated its quarterly supplement presentation, which is now available at www.medallion.com.

How to Participate

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Date: Friday, October 30, 2026
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Time: 9:00 a.m. Eastern time
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Dial-in number: (833) 816-1412 or (412) 317-0504
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Live webcast: Link to Webcast of 3Q26 Earnings Call

A link to the live audio webcast of the conference call will also be available at the Company’s IR website.

Replay Information

The conference call replay will be available following the end of the call through Friday, November 6, 2026

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Dial-in: (844) 512-2921 or (412) 317-6671
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Passcode: 1021 2416

Additionally, the webcast replay will be available at the Company’s IR website.

About Medallion Financial Corp.

Medallion Financial Corp. (NASDAQ: MFIN) and its subsidiaries originate and service a portfolio of consumer loans and mezzanine loans in various industries. Key industries served include recreation (towable RVs and marine) and home improvement (swimming pools, replacement roofs, and windows). Medallion Financial Corp. is headquartered in New York City, NY, and its largest subsidiary, Medallion Bank, is headquartered in Salt Lake City, Utah. For more information, please visit www.medallion.com.

Forward-Looking Statements

Please note that this press release contains forward-looking statements that involve risks and uncertainties relating to business performance, cash flow, net interest income and expenses, other expenses, earnings, growth, and our growth strategy. These statements are often, but not always, made using words or phrases such as “will” and “continue” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These statements relate to future public announcements of our earnings, expectations regarding our loan portfolio, including collections on our taxi medallion loans, the potential for future asset growth, and market share opportunities. Medallion’s actual results may differ significantly from the results discussed in such forward-looking statements. For example, statements about the effects of the current economy, whether inflation or the risk of recession, the effects of tariffs, the impact of the conflict with Iran, operations, financial performance and prospects constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond Medallion’s control. In addition to risks relating to the current economy, for a description of certain risks to which Medallion is or may be subject, please refer to the factors discussed under the heading “Risk Factors” in Medallion’s 2025 Annual Report on Form 10-K.

Investor Relations

InvestorRelations@medallion.com

212-328-2176

MEDALLION FINANCIAL CORP.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	(Unaudited)		(Unaudited)
(Dollars in thousands, except share and per share data)	September 30, 2026	December 31, 2025	September 30, 2025
Assets
Cash, cash equivalents, and federal funds sold	$243,056	$201,564	$150,978
Investment securities	63,853	60,183	61,081
Equity investments	8,185	8,099	9,305
Loans held for sale, at lower of amortized cost or fair value	15,233	15,144	72,918
Loans	2,920,361	2,551,705	2,486,163
Allowance for credit losses	(133,895)	(114,789)	(111,053)
Net loans receivable	2,786,466	2,436,916	2,375,110
Goodwill and intangible assets, net	167,420	168,504	168,866
Accrued interest receivable	21,967	19,401	16,973
Property, equipment, and right-of-use lease asset, net	17,184	11,861	10,839
Loan collateral in process of foreclosure	6,570	7,333	8,235
Other assets	30,710	26,459	26,082
Total assets	$3,360,644	$2,955,464	$2,900,387
Liabilities
Deposits	$2,386,276	$2,084,265	$2,055,802
Long-term debt	287,837	215,987	215,698
Short-term borrowings	77,000	95,250	80,250
Deferred tax liabilities, net	16,701	19,596	19,019
Operating lease liabilities	11,409	5,041	3,459
Accrued interest payable	6,967	6,319	5,290
Accounts payable and accrued expenses	23,354	20,960	23,992
Total liabilities	2,809,544	2,447,418	2,403,510
Total stockholders’ equity	399,758	408,617	397,448
Non-controlling interest in consolidated subsidiaries	151,342	99,429	99,429
Total equity	551,100	508,046	496,877
Total liabilities and equity	$3,360,644	$2,955,464	$2,900,387
Number of shares outstanding	22,550,694	23,311,683	23,279,435
Book value per share	$17.73	$17.53	$17.07

MEDALLION FINANCIAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except share and per share data)	2026	2025	2026	2025
Total interest income	$88,890	$80,771	$252,335	$233,637
Total interest expense	30,511	25,085	82,650	73,170
Net interest income	58,379	55,686	169,685	160,467
Provision for credit losses	30,769	18,556	75,518	62,132
Net interest income after provision for credit losses	27,610	37,130	94,167	98,335
Other income
Gain on taxi medallion assets, net	1,090	1,767	3,506	3,359
Strategic partnership fees	762	990	2,722	2,461
Gain on sale of recreation and home improvement loans	1,682	—	2,963	1,304
Gain (loss) on equity investments, net	(217)	257	329	15,783
Other income	107	34	788	951
Total other income, net	3,424	3,048	10,308	23,858
Other expenses
Salaries and employee benefits	10,799	10,145	33,046	30,286
Loan servicing fees	3,989	2,852	11,892	8,568
Collection costs	1,871	1,970	5,739	5,742
Professional fee costs, net	1,592	1,073	4,932	4,010
Regulatory fees	1,120	680	3,101	2,610
Rent expense	710	680	2,105	2,036
Depreciation	661	625	1,949	1,871
Director compensation	467	445	1,340	1,281
Amortization of intangible assets	361	361	1,084	1,084
Other expenses	2,396	1,871	6,105	5,518
Total other expenses	23,966	20,702	71,293	63,006
Income before income taxes	7,068	19,476	33,182	59,187
Income tax provision	2,336	5,862	11,381	18,380
Net income	4,732	13,614	21,801	40,807
Less: income attributable to the non-controlling interest	2,335	2,336	7,006	6,446
Less: redemption of non-controlling interest	—	3,515	—	3,515
Net income attributable to Medallion Financial Corp.	$2,397	$7,763	$14,795	$30,846
Basic net income per share	$0.11	$0.34	$0.64	$1.36
Diluted net income per share	$0.10	$0.32	$0.61	$1.28
Weighted average common shares outstanding
Basic	22,686,300	22,854,836	23,010,224	22,737,572
Diluted	23,647,271	24,437,133	24,067,423	24,131,840